UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   February 21, 2001

Rolltech, Inc. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	0-31683 (Commission File Number)	98-0230423 (IRS Employer Identification No.)

Suite 811, 938 Howe Street, Vancouver, BC (Address of principal executive offices)	V6Z 1N9 (Zip Code)

Registrant's telephone number, including area code (604) 681-3071

2nd Floor, 1311 Howe Street, Vancouver, B.C. V6Z 2P3 (Former name or former address, if changed since last report)

Amendment filed in response to the comments made by SEC staff dated March 15, 2001.

Item 4.         Changes in Registrant´s Independent Accountants

On February 15, 2001, the registrant engaged Moore Stephens Ellis Foster Ltd. as its independent accountants and dismissed Michael Bonner, CPA. The Company´s Board of Directors recommended the engagement.

The former accountant´s report on the financial statements for the most recent fiscal period from inception to July 31, 2000 contained neither adverse opinion nor a disclaimer of opinion nor qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant´s fiscal period from inception to July 31, 2000 and the subsequent interim period to the day of dismissal there were no disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope of procedure.

Exhibit: Letter from registrant´s prior independent accountant dated February 21, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated ______March 19, 2001__________             _/s/ Michael Scheglov________
                                                                                   Michael Scheglov, Secretary

Michael Bonner, CPA
21704 Golden Triangle Road, Suite 111
Santa Clarita, CA 91350

Date: March 16, 2001

Security and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549
Dear Sir/Madam:

I have read and agree with the comments in Item 4 of Form 8-K/A of Rolltech, Inc. dated March 16, 2001 insofar as such comments relate to me.

Yours truly,

/s/ Michael Bonner
________________________________
Michael Bonner, CPA